Exhibit 10.1

CONSULTING AGREEMENT

Agreement made as of June 1, 2008, by and between Dollar Financial Group, Inc. (the “Company”), a Pennsylvania corporation with a place of business at 1436 Lancaster Ave. Berwyn, Pennsylvania 19312, and Donald F. Gayhardt (the “Consultant”), doing business at Dollar Financial Group, Inc.

1. Consulting Services. The Consultant shall provide consulting services in the areas of:

Business development, mergers and acquisitions, government relations, investor relations and such other matters as requested by senior management of the Company.

Company will provide Consultant with information pertaining to the Company and its products as necessary or appropriate to enable Consultant to perform the Services. Consultant shall keep the Company fully informed as to the status of Consultant’s efforts under this Agreement.

2. Compensation. The Company shall pay to Consultant as follows with respect to Company’s required services:

Pricing and Payment: The services are charged on a time-and-materials basis at the rate of $312.50 per hour or $2,500.00 per day for such services, including travel.

In addition to the above amounts, Company shall pay all applicable sales, service, use and other taxes imposed in connection with this agreement. Company will reimburse Consultant for actual, reasonable and verifiable travel expenses.

3. Term and Termination. This agreement may be terminated by either party at any time upon written notice to the other. The termination of this Agreement shall be without prejudice to any remedy of the terminating party. The Company shall pay Consultant all compensation earned through the date of termination.

4. Payment Schedule. All Charges and expenses for the Services under this Schedule will be invoiced monthly, in arrears and properly submitted invoices will be paid within thirty (30) days of Consultants receipt.

5. Independent Contractor. It is understood and agreed that the Consultant’s relationship to the Company is that of an independent contractor and that neither this Agreement nor the performance of the Services provided for herein shall for any purpose whatsoever or in any way or manner create an employment, agency, partnership, or joint venture relationship between the parties.

6. Assignment. The Consultant may not assign this Agreement, and the Company may assign this Agreement only in connection with a merger or consolidation involving the Company or a sale of substantially all its assets to the surviving corporation or purchaser, as the case may be, so long as such assignee assumes the Company’s obligations hereunder. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties and their respective legal representatives, successors and permitted assigns.

7. Notices. All notices and other communications permitted or required hereunder shall be delivered or sent to the parties at the addresses set forth below, or to such other address as such party may designate in writing to the other. The addresses for such notices may be changed from time to time by written notice given in the manner provided herein. For purposes of this Agreement, e-mail shall be considered “writing” for purposes of notification and consent.

If to the Consultant:	Mr. Donald Gayhardt
511 Lynmere Road
Bryn Mawr, PA 19010
If to the Company:	Dollar Financial Group, Inc.
Attn: Jeff Weiss
1436 Lancaster Ave. Suite 310
Berwyn, PA 19312

7. Entire Agreement; Amendment. This Agreement, constitutes the entire agreement between the parties as to the subject matter hereof. No provision of this Agreement shall be waived, altered or cancelled except in writing signed by the parties. Any such waiver shall be limited to the particular instance and the particular time when and for which it is given. Parties acknowledge and hereby incorporate the mutual non-disclosure agreement first dated June 1, 2008 between the parties covering company materials and trade secrets, among other items.

8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Pennsylvania.

IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the date first hereinabove written.

By: /s/ Donald F. Gayhardt	Dollar Financial Group, Inc. By: /s/ Jeffrey Weiss

Donald F. Gayhardt Consultant	Jeff Weiss Chairman & CEO